Exhibit 99.1

Moelis & Company Reports Second Quarter 2017 Financial Results;

Quarterly Dividend of $0.37 Per Share

Record Second Quarter and First Half Revenues

•	Second quarter revenues of $172.1 million, up 31% from the second quarter of 2016; first half revenues of $345.4 million, up 34% from the same period of 2016
•

GAAP net income of $0.57 per share (diluted) for the second quarter and $1.04 per share (diluted) for the first half of 2017; Adjusted net income of $0.66 per share (diluted) and $1.20 per share (diluted) for the second quarter and first half of 2017

•	Continued to execute on organic growth strategy

—   Announced two Managing Director hires in the U.S. to enhance technology capabilities by expanding into industrial and financial technology verticals

—   Recruited a veteran Managing Director in London to build out Private Funds Advisory expertise in EMEA

•	Strong balance sheet with cash and liquid investments of $258.1 million at quarter-end and no debt or goodwill
•	Declared regular quarterly dividend of $0.37 per share; paid special dividend of $1.00 per share in July 2017

NEW YORK, July 24, 2017 – Moelis & Company (NYSE: MC) today reported financial results for the second quarter ended June 30,  2017.  The Firm’s  second quarter revenues of $172.1 million increased 31%  over the prior year period and represented our largest second quarter of revenues since inception.  The Firm reported second quarter 2017 GAAP net income of $49.5 million, or $0.57 per share (diluted) compared with $26.2 million or $0.29 per share (diluted) in the prior year period. On an Adjusted basis, the Firm reported net income of $41.5  million or $0.66 per share (diluted) for the second quarter of 2017, which compares with $19.8  million of net income or $0.35 per share (diluted) in the prior year period. Both GAAP and Adjusted net income in the second quarter of 2017 include a tax benefit of $0.08 per share related to the settlement of share based awards in accordance with ASU No. 2016‑09.

First half 2017 revenues were a record $345.4 million and represented an increase of 34% over the prior year period.  GAAP net income for the period was $88.9 million, or $1.04 per share (diluted) as compared with $51.8 million or $0.60 per share (diluted) in the prior year period.  On an Adjusted basis, the Firm reported net income of $75.1  million or $1.20 per share (diluted) for the first half of 2017, as compared with  $39.5 million or $0.69 per share (diluted) in the prior year period.  Both GAAP and Adjusted net income in the first half of 2017 include a tax benefit of $0.15 per share related to the settlement of share based awards described above.

“We achieved our third consecutive quarter of record revenues, with particular strength in M&A and large complex advisory assignments where we continue to gain share,” said Ken Moelis Chairman and Chief Executive Officer.

“The organic growth of our global franchise,  continued momentum and commitment to a collaborative model that emphasizes long-term client relationships makes us an attractive destination for talent.  To that end, we recently announced two new Managing Director hires which brings us to four new Managing Directors for the year in addition to the eight we promoted in January.  As we continue to expand our integrated network,  we believe the enhanced connectivity and collaboration creates substantial value per hire. ”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 49% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 51% is owned by other partners of Moelis & Company Group LP and is primarily subject to tax at the partner level (except for certain state and local and foreign income taxes). The Adjusted results included herein remove the impact of compensation expenses specifically related to the Firm’s IPO awards, and apply the corporate tax rate to all earnings under the assumption that all outstanding Class A partnership units of Moelis & Company Group LP have been exchanged into Class A common stock of Moelis & Company. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	U.S. GAAP			Adjusted (non-GAAP)*

	Three Months Ended June 30,
($ in thousands except per share data)	2017	2016	2017 vs. 2016 Variance	2017	2016	2017 vs. 2016 Variance

Revenues	$172,149	$131,725	31%	$172,149	$131,725	31%
Income (loss) before income taxes	59,073	30,926	91%	60,073	32,788	83%
Provision for income taxes	9,549	4,721	102%	18,590	12,951	44%
Net income (loss)	49,524	26,205	89%	41,483	19,837	109%

Net income (loss) attributable to noncontrolling interests	29,794	19,312	54%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$19,730	$6,893	186%	$41,483	$19,837	109%

Diluted earnings per share	$0.57	$0.29	97%	$0.66	$0.35	89%

N/M = not meaningful

*     See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	U.S. GAAP			Adjusted (non-GAAP)*

	Six Months Ended June 30,
($ in thousands except per share data)	2017	2016	2017 vs. 2016 Variance	2017	2016	2017 vs. 2016 Variance

Revenues	$345,407	$258,089	34%	$345,407	$258,089	34%
Income (loss) before income taxes	105,449	61,989	70%	107,613	65,225	65%
Provision for income taxes	16,546	10,165	63%	32,468	25,764	26%
Net income (loss)	88,903	51,824	72%	75,145	39,461	90%

Net income (loss) attributable to noncontrolling interests	53,895	37,961	42%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$35,008	$13,863	153%	$75,145	$39,461	90%

Diluted earnings per share	$1.04	$0.60	73%	$1.20	$0.69	74%

N/M = not meaningful

*     See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $172.1 million in the second quarter of 2017, as compared with $131.7 million in the prior year period, representing an increase of 31%.  This compares favorably with a 3% decrease in the number of global completed M&A transactions in the same period1. The increase in revenues was driven by significant growth in our M&A activity and an increase in our restructuring activity over the prior year period, including higher average fees earned per completed transaction.

[1]	Source: Thomson Financial as of July 6, 2017; includes all transactions greater than $100 million in value

For the first half of 2017, revenues were $345.4  million as compared with $258.1 million in the same period of 2016,  or an increase of 34%.  We advised 197 clients (83 of whom paid fees equal to or greater than $1 million) in the first half of 2017 as compared with 184 clients  (62 of whom paid fees equal to or greater than $1 million) during the same period in the prior year.

We continued to execute on our strategy of profitable expansion.  We recently announced two Managing Directors in the U.S. who will enhance our technology expertise with respect to industrial and financial services clients.  In addition, we expanded our Private Funds Advisory offering with the hiring of a senior Managing Director in London who will build out our expertise in EMEA.

Expenses

The following tables set forth information relating to the Firm’s operating expenses, which are reported net of client expense reimbursements.

	U.S. GAAP			Adjusted (non-GAAP)*

	Three Months Ended June 30,
($ in thousands)	2017	2016	2017 vs. 2016 Variance	2017	2016	2017 vs. 2016 Variance

Expenses
Compensation and benefits	$100,808	$78,198	29%	$99,808	$76,336	31%
% of revenues	59%	59%		58%	58%
Non-compensation expenses	$28,633	$22,968	25%	$28,633	$22,968	25%
% of revenues	17%	17%		17%	17%
Total operating expenses	$129,441	$101,166	28%	$128,441	$99,304	29%
% of revenues	75%	77%		75%	75%

*     See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	U.S. GAAP			Adjusted (non-GAAP)*

	Six Months Ended June 30,
($ in thousands)	2017	2016	2017 vs. 2016 Variance	2017	2016	2017 vs. 2016 Variance

Expenses
Compensation and benefits	$202,534	$152,866	32%	$200,370	$149,630	34%
% of revenues	59%	59%		58%	58%
Non-compensation expenses	$57,131	$45,773	25%	$57,131	$45,773	25%
% of revenues	17%	18%		17%	18%
Total operating expenses	$259,665	$198,639	31%	$257,501	$195,403	32%
% of revenues	75%	77%		75%	76%

*     See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a  GAAP basis were $129.4 million for the second quarter and $259.7 million for the first half of 2017.  On an Adjusted basis, operating expenses were $128.4 million for the second quarter of 2017 as compared with $99.3 million in the second quarter of 2016, and $257.5 million for the first half of 2017 as compared with $195.4 million in the prior year period. The increase in operating expenses in both periods was associated with increased revenues, which drove increased compensation and benefits expenses, as well as higher non-compensation expenses.

Compensation and benefits expenses on a GAAP basis were $100.8 million in the second quarter and $202.5 million in the first half of 2017.  Adjusted compensation and benefits expenses (which exclude the amortization of IPO awards for the reported periods)  were $99.8 million and $200.4 million in the second quarter and first half of 2017, respectively. This compares with $76.3 million and $149.6 million in the second quarter and first half of 2016, respectively.  The Adjusted compensation and benefits ratio was consistent at 58% of revenues in both the current and prior year periods.

Non-compensation expenses on a GAAP and Adjusted basis were $28.6  million in the second quarter of 2017 as compared with $23.0 million in the prior year period.  Our  non-compensation expense ratio was 17%  in both the current and prior year periods.  In the first half of 2017, GAAP and Adjusted non-compensation expenses were $57.1 million as compared with $45.8  million in the same period of the prior year, and the non-compensation expense ratio decreased to 17% from 18%, primarily driven by increased revenues.

Other Income

	U.S. GAAP			Adjusted (non-GAAP)*

	Three Months Ended June 30,
($ in thousands)	2017	2016	2017 vs. 2016 Variance	2017	2016	2017 vs. 2016 Variance

Other income (expenses)	$17,695	$101	N/M	$17,695	$101	N/M

N/M = not meaningful

*     See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	U.S. GAAP			Adjusted (non-GAAP)*

	Six Months Ended June 30,
($ in thousands)	2017	2016	2017 vs. 2016 Variance	2017	2016	2017 vs. 2016 Variance

Other income (expenses)	$17,933	$204	N/M	$17,933	$204	N/M

N/M = not meaningful

*     See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income on a GAAP and Adjusted basis was $17.7 million in the second quarter and $17.9 million in the first half of 2017.  This compares to other income of $0.1 million and $0.2 million in the second quarter and first half of 2016, respectively.  In the second quarter of 2017, we recorded a gain of $17.5 million related to our investment in Moelis Australia. The gain resulted from Moelis Australia’s issuance of new shares in connection with its IPO in April 2017 and acquisition of an asset manager in May 2017.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 49% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 51% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted purposes, we have assumed all outstanding Class A partnership units of Moelis & Company Group LP to have been exchanged into Class A common stock of Moelis & Company such that 100% of the Firm’s second quarter 2017 income was taxed at our corporate effective tax rates of 30.9%, versus 39.5% in the prior year period.  The decrease in the tax rate is primarily attributable to a tax benefit related to the appreciation of the Company’s stock price between employee equity grant date and delivery date.

Capital Management and Balance Sheet

On July 24, 2017, the Board of Directors of Moelis & Company declared a quarterly dividend of $0.37 per share to be paid on August 17, 2017 to common stockholders of record on August 3, 2017.  The Board of Directors previously declared a special dividend of $1.00 per share in June 2017 which was paid on July 6, 2017.

Moelis & Company continues to maintain a strong financial position, and as of June 30,  2017,  we had no debt or goodwill and held cash and liquid investments of $258.1 million, before payment of the special dividend which totaled $55.9 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Monday,  July 24,  2017, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our second quarter financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1‑877‑510‑3938 (domestic) or 1‑412‑902‑4137 (international) and referencing the Moelis & Company Second Quarter 2017 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1‑877‑344‑7529 (domestic) or 1‑412‑317‑0088 (international); the conference number is 10109993.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients with about 700 employees in 19 geographic locations in the Americas, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read the Firm’s filings with the Securities and Exchange Commission. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by removing the significant accounting impact of one-time charges associated with the Firm’s IPO and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted results is presented in the Appendix.

Contacts

Investor Contact:	MediaContact:
Michele Miyakawa	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 310 443 2344	t: + 1 212 883 3666
michele.miyakawa@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$172,149	$131,725	$345,407	$258,089

Expenses
Compensation and benefits	100,808	78,198	202,534	152,866
Occupancy	4,097	6,287	8,277	10,845
Professional fees	3,939	2,511	9,180	4,747
Communication, technology and information services	6,738	5,309	12,209	10,605
Travel and related expenses	8,105	5,831	14,696	11,962
Depreciation and amortization	822	806	1,679	1,542
Other expenses	4,932	2,224	11,090	6,072
Total expenses	129,441	101,166	259,665	198,639

Operating income (loss)	42,708	30,559	85,742	59,450
Other income (expenses)	17,695	101	17,933	204
Income (loss) from equity method investments	(1,330)	266	1,774	2,335
Income (loss) before income taxes	59,073	30,926	105,449	61,989
Provision for income taxes	9,549	4,721	16,546	10,165
Net income (loss)	49,524	26,205	88,903	51,824

Net income (loss) attributable to noncontrolling interests	29,794	19,312	53,895	37,961
Net income (loss) attributable to Moelis & Company	$19,730	$6,893	$35,008	$13,863

Weighted-average shares of Class A common stock outstanding
Basic	28,165,552	20,745,043	27,325,145	20,654,657
Diluted	34,374,882	23,618,093	33,752,139	23,052,255
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.70	$0.33	$1.28	$0.67
Diluted	$0.57	$0.29	$1.04	$0.60

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2017
Adjusted Items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$100,808	($1,000)	(a)	$99,808

Income (loss) before income taxes	59,073	1,000		60,073
Provision for income taxes	9,549	9,041	(b)	18,590
Net income (loss)	49,524	(8,041)		41,483

Net income (loss) attributable to noncontrolling interests	29,794	(29,794)		-
Net income (loss) attributable to Moelis & Company	$19,730	$21,753		$41,483

Weighted-average shares of Class A common stock outstanding
Basic	28,165,552	28,597,043	(b)	56,762,595
Diluted	34,374,882	28,597,043	(b)	62,971,925
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.70			$0.73
Diluted	$0.57			$0.66

(a)

Expense associated with the amortization of Restricted Stock Units (“RSUs”) and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)

Assumes all outstanding Class A partnership units have been exchanged into Class A common stock. Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 30.9% for the period stated, which includes the excess tax benefit related to the settlement of share-based awards in accordance with ASU No. 2016‑09 of $4.9 million. Excluding such discrete benefit, our effective tax rate for the period presented would have been 39.1%.

	Three Months Ended June 30, 2016
Adjusted Items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$78,198	($1,862)	(a)	$76,336

Income (loss) before income taxes	30,926	1,862		32,788
Provision for income taxes	4,721	8,230	(b)	12,951
Net income (loss)	26,205	(6,368)		19,837

Net income (loss) attributable to noncontrolling interests	19,312	(19,312)		-
Net income (loss) attributable to Moelis & Company	$6,893	$12,944		$19,837

Weighted-average shares of Class A common stock outstanding
Basic	20,745,043	33,768,672	(b)	54,513,715
Diluted	23,618,093	33,768,672	(b)	57,386,765
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.33			$0.36
Diluted	$0.29			$0.35

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)

Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 39.5% for the period presented.

	Six Months Ended June 30, 2017
Adjusted Items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$202,534	($2,164)	(a)	$200,370

Income (loss) before income taxes	105,449	2,164		107,613
Provision for income taxes	16,546	15,922	(b)	32,468
Net income (loss)	88,903	(13,758)		75,145

Net income (loss) attributable to noncontrolling interests	53,895	(53,895)		-
Net income (loss) attributable to Moelis & Company	$35,008	$40,137		$75,145

Weighted-average shares of Class A common stock outstanding
Basic	27,325,145	28,836,375	(b)	56,161,520
Diluted	33,752,139	28,836,375	(b)	62,588,514
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.28			$1.34
Diluted	$1.04			$1.20

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)

Assumes all outstanding Class A partnership units have been exchanged into Class A common stock. Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 30.2% for the period stated, which includes the excess tax benefit related to the settlement of share-based awards in accordance with ASU No. 2016‑09 of $9.4 million. Excluding such discrete benefit, our effective tax rate for the period presented would have been 38.9%.

	Six Months Ended June 30, 2016
Adjusted Items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$152,866	($3,236)	(a)	$149,630

Income (loss) before income taxes	61,989	3,236		65,225
Provision for income taxes	10,165	15,599	(b)	25,764
Net income (loss)	51,824	(12,363)		39,461

Net income (loss) attributable to noncontrolling interests	37,961	(37,961)		-
Net income (loss) attributable to Moelis & Company	$13,863	$25,598		$39,461

Weighted-average shares of Class A common stock outstanding
Basic	20,654,657	33,859,058	(b)	54,513,715
Diluted	23,052,255	33,859,058	(b)	56,911,313
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.67			$0.72
Diluted	$0.60			$0.69

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)

Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 39.5% for the period presented.